Exhibit 10.29

AMENDMENT NO. 1 TO

ROYALTY AND REVENUE ASSIGNMENT AGREEMENT

This AMENDMENT NO. 1 TO ROYALTY AND REVENUE ASSIGNMENT AGREEMENT (the “Amendment”), is made as of February 11, 2026, by and among Akston Biosciences Corporation, a Delaware corporation (the “Company”), and the Assignees. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the RRAA (as defined below).

WHEREAS, in connection with that certain Royalty and Revenue Assignment Agreement, dated as of November 7, 2025 (the “RRAA”), the Company issued or sold one or more Simple Agreements for Future Equity (SAFEs) to the Assignees in the amounts set forth opposite each Assignee’s name in Exhibit A attached thereto and in connection therewith, the Assignees were granted the right to receive from the Company, the Company’s rights, title and interest in, and to, the payment obligations that the Licensee has to the Assignor pursuant to the terms set forth in the License Agreement that solely and exclusively relate to the Limited Field of Use;

WHEREAS, the Company desires to issue and sell one or more SAFEs to one or more existing or new investors and permit such investors to become Assignees under the RRAA;

WHEREAS, pursuant to Section 8.4 of the RRAA, the RRAA may be amended, modified or supplemented only in a writing signed by the Company and the Assignees representing a majority in interest of the Royalty Interest and Revenue Interest held by all Assignees (the “Majority-in-Interest”).

WHEREAS, the Company and the Assignees party hereto, constituting the Majority-in-Interest, desire to amend the RRAA in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              AMENDMENTS TO THE RRAA.

(a)            The following Section 8.14 is hereby inserted immediately after Section 8.13 of the RRAA:

“Section 8.14 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Assignor issues additional SAFEs on the same terms and pursuant to the same form of SAFE issued to the Assignees party hereto between October 24, 2025 and February 15, 2026, any purchaser of such SAFEs shall become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, and thereafter shall be deemed an “Assignee” for all purposes hereunder (each such signatory, an “Additional Assignee”). No action or consent by the Assignees shall be required for such joinder to this Agreement by such Additional Assignees, so long as each such Additional Assignee has agreed in writing to be bound by all of the obligations as an “Assignee” hereunder. The Company may amend Exhibit A from time to time to reflect (i) any Additional Assignee who becomes a party to this Agreement in accordance with this Section 8.14 or (ii) the aggregate Investment of an Assignee who purchases additional SAFEs from or after the date on which such Assignee originally became a party to this Agreement, in each case without requiring the consent of any Assignee or previously joined Additional Assignee.”

Akston Biosciences Corporation	Page 1 of 2	Company confidential

(b)           Exhibit A of the RRAA is hereby amended and restated in its entirety and replaced with Exhibit A attached hereto.

2.             Effective Date. This Amendment shall be deemed effective as of the date first set forth above.

3.             Amendment. Except as expressly provided herein, neither this Amendment nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Amendment and signed by the Company and the Majority-in-Interest.

4.             Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

5.             Successors and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

6.             Reference to and Effect on RRRA. On or after the date hereof, each reference in the RRAA to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the RRAA as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the RRAA, and a reference to the RRAA in any such instrument or document shall be deemed a reference to the RRAA as amended hereby. Except as specifically amended above, the RRAA shall remain in full force and effect and is hereby ratified and confirmed.

7.             Severability. If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment, and such court will replace such illegal, void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amendment shall be enforceable in accordance with its terms.

8.             Titles. The titles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

9.             Counterparts. This Amendment may be executed in any number of counterparts, by hand or exclusively electronic signature, each of which shall be enforceable against the parties hereto and other parties to the RRAA, and all of which together shall constitute one instrument.

10.           No Third-Party Beneficiaries. This Amendment is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

11.           Execution and Delivery. A telecopy, PDF, or other reproduction of this Amendment may be executed by one or more parties and delivered by such party by e-mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties hereto agree to execute and deliver an original of this Amendment as well as any telecopy, PDF, or other reproduction hereof.

[Signature pages follow]

Akston Biosciences Corporation	Page 2 of 2	Company confidential

In Witness Whereof, the Parties have executed this Amendment as of the date first written above.

Company:

Akston Biosciences Corporation

By:	/s/ Todd Zion
Name:	Todd C. Zion
Title:	President & Chief Executive Officer

[Signature Page to Amendment to RRAA]

In Witness Whereof, the Parties have executed this Amendment as of the date first written above.

Assignee:

AHI/SC2 Associates, LLC

By:	/s/ Robyn Davis
Name:	Robyn Davis
Title:	Manager

[Signature Page to Amendment to RRAA]

EXHIBIT A

Royalty Interest

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